UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 18, 2008
SANTARUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation or Organization)		Identification No.)
3721 Valley Centre Drive, Suite 400, San Diego, California 92130
(Address of Principal Executive Offices) (Zip Code)
(858) 314-5700
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement
SIGNATURE

Item 1.02. Termination of a Material Definitive Agreement
     On July 18, 2008, Santarus, Inc. (“Santarus”) and Victory Pharma, Inc. (“Victory”) mutually agreed to terminate their Co-Promotion Agreement (the “Co-Promotion Agreement”) for Victory’s Naprelan® (naproxen sodium) Controlled Release Tablets prescription pharmaceutical products (the “Naprelan Products”) effective as of October 1, 2008.
     Santarus and Victory entered into the Co-Promotion Agreement in June 2007 to co-promote the Naprelan Products in the U.S. through June 10, 2014, unless terminated earlier. Santarus will end all promotional efforts under the agreement as of September 30, 2008, and Victory will pay to Santarus any co-promotion fees due to Santarus under the agreement through such period. Victory will also make a modest one-time, lump-sum payment to Santarus on January 31, 2009, as a trailing royalty payment for the fiscal quarter ending December 31, 2008. In addition, Victory will purchase from Santarus a portion of the product samples on-hand.
     The foregoing description is qualified in its entirety by reference to the full text of the Co-Promotion Agreement filed with the Current Report on Form 8-K of Santarus, filed with the Securities and Exchange Commission on June 28, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.
Date: July 22, 2008	By:	/s/ Gerald T. Proehl
	Name:	Gerald T. Proehl
	Title:	President and Chief Executive Officer